SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 6, 2005

Date of Report (Date of earliest event reported)

1ST COLONIAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-84114	01-0715542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Haddon Avenue Collingswood, New Jersey		08108
(Address of principal executive offices)		(Zip Code)

(856) 858-1100
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.                  Results of Operations and Financial Condition.

On May 6, 2005, 1st Colonial Bancorp, Inc. (“the Company”) issued a press release setting forth the Company’s financial condition and results of operations at and for the quarter ended March 31, 2005.  A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference; it is being furnished to the Securities and Exchange Commission  (the “Commission”) and shall not be deemed to be “filed” for any purpose.

Item 8.01.                  Other Events.

On January 24, 2005, the Company filed with the Commission a notice on Form 15 informing the Commission that the Company’s duty to file supplementary and periodic information, documents and reports pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) has been automatically suspended as of January 1, 2005 as to the Company’s fiscal year ending December 31, 2005.

In its Current Report on Form 8-K filed on January 25, 2005, the Company stated that notwithstanding the suspension, the Company intended to continue to file Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form  8-K, with the Commission.  However, after reviewing the significant costs involved with such filings and the Company’s ability to disseminate information to the public through other means such as press releases, the Company has determined that it will no longer file any supplementary or periodic information, documents and reports pursuant to Section 13 of the Exchange Act during the remainder of 2005.

Item 9.01.                  Financial Statements and Exhibits.

(c)                                  Exhibits.

The following exhibit is filed herewith:

99.1	Press Release, dated May 6, 2005, of 1st Colonial Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2005	1ST COLONIAL BANCORP, INC.

/s/ James E. Strangfeld
James E. Strangfeld
Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 6, 2005, of 1st Colonial Bancorp, Inc.